Exhibit 99.1

Getty Realty Corp. Announces Financial Results for the Quarter Ended March 31, 2009

JERICHO, N.Y.--(BUSINESS WIRE)--May 5, 2009--Getty Realty Corp. (NYSE:GTY) (“Getty or the Company”) today reported its financial results for the quarter ended March 31, 2009.

Net earnings decreased by $1.5 million to $9.9 million for the quarter ended March 31, 2009, as compared to $11.4 million for the quarter ended March 31, 2008. Earnings from continuing operations decreased by $1.2 million to $9.7 million for the quarter ended March 31, 2009, as compared to $10.9 million for the quarter ended March 31, 2008. Earnings from discontinued operations, primarily comprised of gains on dispositions of real estate, were $0.2 million for the quarter ended March 31, 2009, as compared to $0.5 million for the quarter ended March 31, 2008. Among other items, the $1.5 million decrease in net earnings was principally due to $1.7 million of higher environmental expenses. The decrease in net earnings was also due to $0.3 million of lower rental revenues, and $0.3 million of lower earnings from discontinued operations, which were partially offset by $0.8 million of lower interest expense. The components of net earnings are discussed further below.

Environmental expenses, net for the quarter ended March 31, 2009 increased by $1.7 million to $2.5 million, as compared to $0.8 million recorded for the quarter ended March 31, 2008 due to increases in net change in estimated remediation costs, legal fees and litigation loss reserves of $1.1 million, $0.3 million and $0.3 million, respectively. In addition to net change in estimated remediation costs of $1.3 million (which includes $0.2 million of accretion expense), environmental expenses for the quarter ended March 31, 2009 also include legal fees of $0.7 million, principally for trial related costs incurred for several active litigation matters; adjustments to provisions for environmental litigation loss reserves of $0.3 million, principally related to a tentative settlement agreement for one litigation matter; and project management fees of $0.2 million. Change in net estimated environmental costs increased by $1.1 million for the quarter ended March 31, 2009 as compared to the atypically low $0.2 million recorded in the prior year period as a result of more stringent interpretations of existing standards by New York State regulators for certain properties currently being remediated.

Funds from operations, or FFO, decreased by $1.3 million to $12.3 million for the quarter ended March 31, 2009 as compared to $13.6 million for the quarter ended March 31, 2008. Adjusted funds from operations, or AFFO, decreased by $0.7 million to $12.3 million for the quarter ended March 31, 2009, as compared to $13.0 million for the quarter ended March 31, 2008. Certain items, which are included in the changes in net earnings, are excluded from the changes in FFO and AFFO. The decrease in FFO for the quarter ended March 31, 2009 was primarily due to the changes in net earnings discussed above and further below but excludes decreases in depreciation and amortization expense and in gains on dispositions of real estate. The decrease in AFFO for the quarter ended March 31, 2009 also excludes decreases in deferred rental revenue and in net amortization of above-market and below-market leases (which are included in net earnings and FFO but are excluded from AFFO). FFO and AFFO are supplemental non-GAAP measures of the performance of real estate investment trusts and are defined and reconciled to net earnings in the financial tables at the end of this release.

As noted above, net earnings decreased by $1.5 million to $9.9 million. Diluted earnings per share, diluted FFO per share and diluted AFFO per share decreased by $0.06 per share, $0.06 per share and $0.03 per share, respectively, to $0.40 per share, $0.49 per share and $0.49 per share, respectively, for the quarter ended March 31, 2009 as compared to $0.46 per share, $0.55 per share and $0.52 per share, respectively, for the quarter ended March 31, 2008.

Revenues from rental properties decreased by $0.3 million for the quarter ended March 31, 2009 to $19.9 million, as compared to $20.2 million for the quarter ended March 31, 2008. Rent received for the quarter ended March 31, 2009 was $19.9 million, as compared with $19.7 million for 2008. The increase in rent received was primarily due to rent escalations offset by the effect of dispositions of real estate and lease expirations. In addition to rent received, revenues from rental properties include adjustments recorded for deferred rental revenue due to the recognition of rental income on a straight-line basis and net amortization of above-market and below-market leases. Straight-line rent decreased by $0.6 million for the quarter ended March 31, 2009 as compared to the quarter ended March 31, 2008 and net amortization of above-market and below-market leases was $0.2 million for each of the quarters ended March 31, 2009 and 2008. Adjustments for deferred rental revenue result in effectively recognizing the aggregate minimum rent due over the current lease term on a straight-line (or an average) basis, rather than when payment is contractually due, under leases with the Company’s tenants which provide for scheduled fixed rent increases. Net adjustments for deferred rental revenue effectively reduced by $0.2 million the rental income recognized based on rent received for the quarter ended March 31, 2009, as compared to net adjustments which effectively increased by $0.4 million the rental income recognized based on rent received for the quarter ended March 31, 2008.

The aggregate gain on dispositions of real estate, partially included in both other income and discontinued operations, was $0.3 million for the quarter ended March 31, 2009, as compared to $0.5 million for the quarter ended March 31, 2008.

Interest expense decreased by $0.8 million to $1.2 million for the quarter ended March 31, 2009, as compared to $2.0 million for the prior year period. The decrease in interest expense was primarily due to a reduction in interest rates on the Company’s floating rate borrowings.

The Company disclosed that for the year ended December 31, 2008, Getty Petroleum Marketing Inc. (“Marketing”), the Company’s principal tenant, reported a significant loss, accelerating a trend of reporting progressively larger losses in recent years. Leo Liebowitz, the Company’s Chairman and Chief Executive Officer stated, “I believe that unless Marketing shows significant improvement in its financial results, Marketing’s ability to meet its obligations as they come due in the ordinary course will continue to be dependent on financial support from Lukoil, its parent company. At this time I also believe it is probable that Marketing will continue to receive such financial support, enabling it to meet its obligations as they come due.”

The Company reports that it continues to hold discussions with Marketing from time to time regarding possible modifications to the unitary master lease (the “Master Lease”) and that it continues to remove individual locations from the Master Lease as mutually beneficial opportunities arise. However, there has been no agreement between Marketing and the Company on any terms that would be the basis for a definitive Master Lease modification agreement. David Driscoll, the Company’s Lead Independent Director, who has been representing the Company in its discussions with Marketing, commented, “Marketing’s loss for the year ended December 31, 2008 underscores the importance of continuing our dialogue with Marketing concerning a possible modification of the Master Lease. However, we cannot predict if, or when, a modification of the Master Lease on terms acceptable to the Company and Marketing could be accomplished or what the terms of any such modification agreement may be.”

Getty Realty Corp.’s First Quarter Earnings Conference Call is scheduled for tomorrow, Wednesday, May 6, 2009 at 9:00 a.m. Eastern Time. To participate in the conference call, please dial 719-325-4780 five to ten minutes before the scheduled start time and reference pass code 2026434. If you cannot participate in the live event, a replay will be available on May 6, 2009 beginning at 12:00 noon though midnight, May 9, 2009. To access the replay, please dial 719-457-0820 or 888 203-1112 and reference pass code 2026434.

Getty Realty Corp. is the largest publicly-traded real estate investment trust in the United States specializing in ownership and leasing of convenience store/gas station properties and petroleum distribution terminals. The Company owns and leases approximately 1,050 properties throughout the United States.

CERTAIN STATEMENTS IN THIS CURRENT REPORT ON FORM 8-K MAY CONSTITUTE “FORWARD LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. EXAMPLES OF FORWARD LOOKING STATEMENTS IN THIS CURRENT REPORT ON FORM 8-K INCLUDE THE STATEMENT OF THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER THAT HE BELIEVES THAT IT IS PROBABLE THAT LUKOIL WILL CONTINUE TO PROVIDE FINANCIAL SUPPORT TO MARKETING TO ENABLE IT TO MEET ITS OBLIGATIONS AS THEY COME DUE, THE STATEMENT THAT THE COMPANY CONTINUES TO REMOVE PROPERTIES FROM THE MASTER LEASE AS OPPORTUNITIES ARISE, AND THE STATEMENT OF THE COMPANY’S LEAD INDEPENDENT DIRECTOR THAT THE COMPANY CONTINUES TO DISCUSS A POSSIBLE MODIFICATION OF THE MASTER LEASE WITH MARKETING. INFORMATION CONCERNING FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND IN OUR PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WE UNDERTAKE NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

GETTY REALTY CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	March 31,	December 31,
	2009	2008
Assets:

Real Estate:
Land	$222,111	$221,540
Buildings and improvements	253,048	252,027
	475,159	473,567
Less – accumulated depreciation and amortization	(131,614)	(129,322)
Real estate, net	343,545	344,245
Deferred rent receivable (net of allowance of $9,938 as of March 31, 2009 and
$10,029 as of December 31, 2008)	26,530	26,718
Cash and cash equivalents	2,574	2,178
Recoveries from state underground storage tank funds, net	4,462	4,223
Mortgages and accounts receivable, net	3,092	1,533
Prepaid expenses and other assets	8,192	8,916
Total assets	$388,395	$387,813

Liabilities and Shareholders' Equity:

Debt	$131,000	$130,250
Environmental remediation costs	18,603	17,660
Dividends payable	11,680	11,669
Accounts payable and accrued expenses	22,586	22,337
Total liabilities	183,869	181,916
Commitments and contingencies	--	--
Shareholders' equity:
Common stock, par value $.01 per share; authorized
50,000,000 shares; issued 24,766,216 at March 31, 2009
and 24,766,166 at December 31, 2008	248	248
Paid-in capital	259,163	259,069
Dividends paid in excess of earnings	(50,876)	(49,124)
Accumulated other comprehensive loss	(4,009)	(4,296)
Total shareholders' equity	204,526	205,897
Total liabilities and shareholders' equity	$388,395	$387,813

GETTY REALTY CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three months ended March 31,
	2009	2008

Revenues from rental properties	$19,911	$20,242

Operating expenses:
Rental property expenses	2,190	2,415
Environmental expenses, net	2,537	788
General and administrative expenses	1,838	1,641
Depreciation and amortization expense	2,593	2,788
Total expenses	9,158	7,632
Operating income	10,753	12,610

Other income, (expense) net	132	244
Interest expense	(1,195)	(1,989)
Earnings from continuing operations	9,690	10,865

Discontinued operations:
Earnings from operating activities	5	90
Gains from dispositions of real estate	233	416
Earnings from discontinued operations	238	506
Net earnings	$9,928	$ 11,371

Basic earnings per common share:
Earnings from continuing operations	$ .39	$ .44
Earnings from discontinued operations	$ .01	$ .02
Net earnings	$ .40	$ .46

Diluted earnings per common share:
Earnings from continuing operations	$ .39	$ .44
Earnings from discontinued operations	$ .01	$ .02
Net earnings	$ .40	$ .46

Weighted- average shares outstanding:
Basic	24,766	24,765
Stock options and restricted stock units	-	3
Diluted	24,766	24,768

Dividends declared per share	$.47	$.465

GETTY REALTY CORP. AND SUBSIDIARIES
RECONCILIATION OF NET EARNINGS TO
FUNDS FROM OPERATIONS AND
ADJUSTED FUNDS FROM OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three months ended March 31,
	2009	2008
Net earnings	$9,928	$11,371

Depreciation and amortization of real estate assets	2,593	2,813
Gains from dispositions of real estate	(269)	(547)
Funds from operations	12,252	13,637
Deferred rental revenue (straight-line rent)	188	(439)
Net amortization of above-market and below-market leases	(190)	(201)
Adjusted funds from operations	$12,250	$12,997

Diluted per share amounts:
Earnings per share	$.40	$.46
Funds from operations per share	$.49	$.55
Adjusted funds from operations per share	$.49	$.52

Diluted weighted average shares outstanding	24,766	24,768

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), Getty also focuses on funds from operations (“FFO”) and adjusted funds from operations (“AFFO”) to measure its performance. FFO is generally considered to be an appropriate supplemental non-GAAP measure of the performance of REITs. FFO is defined by the National Association of Real Estate Investment Trusts as net earnings before depreciation and amortization of real estate assets, gains or losses on dispositions of real estate, (including such non-FFO items reported in discontinued operations) and extraordinary items. Other REITs may use definitions of FFO and/or AFFO that are different than Getty’s and, accordingly, may not be comparable.

Getty believes that FFO is helpful to investors in measuring its performance because FFO excludes various items included in GAAP net earnings that do not relate to, or are not indicative of, Getty’s fundamental operating performance such as gains or losses from property dispositions and depreciation and amortization of real estate assets. In Getty’s case, however, GAAP net earnings and FFO include the significant impact of deferred rental revenue (straight-line rental revenue) and the net amortization of above-market and below-market leases on its recognition of revenues from rental properties, as offset by the impact of collection related reserves. Deferred rental revenue results primarily from fixed rental increases scheduled under certain leases with its tenants. In accordance with GAAP, the aggregate minimum rent due over the current term of these leases are recognized on a straight-line basis rather than when payment is contractually due. The present value of the difference between the fair market rent and the contractual rent for in-place leases at the time properties are acquired is amortized into revenue from rental properties over the remaining lives of the in-place leases. GAAP net earnings and FFO may also include an income tax provision or benefit recognized due to adjustments in amounts accrued for uncertain tax positions related to being taxed as a C-corp., rather than as a REIT, prior to 2001. As a result, Getty pays particular attention to AFFO, a supplemental non-GAAP performance measure that Getty defines as FFO less straight-line rental revenue, net amortization of above-market and below-market leases and income taxes. In Getty’s view, AFFO provides a more accurate depiction than FFO of the impact of scheduled rent increases under these leases, rental revenue from acquired in-place leases and Getty’s election to be taxed as a REIT beginning in 2001. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity.

CONTACT:
Getty Realty Corp.
Thomas J. Stirnweis, 516-478-5403